SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 15, 2010

Xzeres Wind Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-91191	74-2329327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9025 SW Hillman, Suite 3126, Wilsonville, OR	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  503-388-7350

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of certain Officers.

On July 15, 2010, we entered into a written Consultant Agreement with David N. Baker in the form and substance attached hereto as Exhibit 10.1.

At present, we pay Mr. Baker the sum of $12,000 per month for consulting services.  Per the terms of our written agreement, that payment will be increased to $15,000 per month effective January 1, 2011.  Mr. Baker is also eligible for any performance bonus that our board may, in its discretion, determine to award him.  We also granted Mr. Baker options to purchase up to 200,000 shares of our common stock.  The option to purchase 100,000 shares is fully vested and is exercisable at $1.10 per share.  The option to purchase the remaining 100,000 shares vests one-third per year over each of the next three years and is exercisable at $1.00 per share.  All of the options granted to Mr. Baker will expire if not exercised within five years.

There are no family relationships between Mr. Baker and any of our directors or executive officers.

Mr. Baker has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Consultant Agreement with David N. Baker dated July 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xzeres Wind Corp.

/s/ S. Clayton Wood
S.Clayton Wood
Chief Executive Officer

Date:        July 19, 2010